UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

 FORM S-3
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-1868008
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1332 Londontown Blvd., Suite 200
Sykesville MD 21784
(410) 970-7800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel W. Pugh, Esq.
Secretary, Chief Legal and Risk Officer
1332 Londontown Blvd., Suite 200
Sykesville MD 21784
(410) 970-7800
(Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Christopher R. Johnson, Esq.
Scott R. Wilson, Esq.
Miles & Stockbridge P.C.
100 Light Street
Baltimore, Maryland 21202
(410) 727-6464

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, $.01 par value per share	-	-	-	-
Total			$14,000,000	$1,696.80

(1) There are being registered under this registration statement such indeterminate number of shares of common stock which shall have an aggregate initial offering price not to exceed $14,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) Represents the initial offering price of all securities sold up to an aggregate public offering price not to exceed $14,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies to the registrant.

(3) Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains two prospectuses:
•	a base prospectus which covers the offering, issuance and sale by us of up to $14,000,000 in the aggregate of the securities identified above from time to time in one or more offerings; and
•
a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $14,000,000 of our common stock that may be issued and sold under a sales agreement with B. Riley FBR, Inc.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $14,000,000 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $14,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement with B. Riley FBR, Inc., any portion of the $14,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the sales agreement, the full $14,000,000 of securities may be sold in other offerings pursuant to the base prospectus and an accompanying prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED August 14, 2019
PROSPECTUS

   GSE SYSTEMS, INC.

$14,000,000
Common Stock

We may offer and sell, from time to time, common stock in one or more transactions under this prospectus. The aggregate initial offering price of all securities sold under this prospectus will not exceed $14,000,000, including the U.S. dollar equivalent if the public offering of any such securities is denominated in one or more foreign currencies, foreign currency units or composite currencies.

The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement or related free writing prospectus, and the documents incorporated therein by reference carefully before you invest.

We may sell these securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Our common stock is traded on the NASDAQ Capital Market under the symbol “GVP”. On August 13, 2019, the last reported price of our common stock was $2.29 per share.

Investing in the securities involves risks. See the section entitled “Risk Factors” beginning on page 10 of this prospectus and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, and any risk factors described in the applicable supplement or supplements to this prospectus, for a discussion of risks you should consider in connection with an investment in any of the securities offered under this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2019.

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS	7
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	8
SUMMARY	9
RISK FACTORS	10
USE OF PROCEEDS	11
DILUTION	11
PLAN OF DISTRIBUTION	11
DESCRIPTION OF COMMON STOCK	14
TRANSFER AGENT AND REGISTRAR	15
LEGAL MATTERS	15
EXPERTS	15
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE	16

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time up to a total dollar amount of $14,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell the securities, we will provide one or more prospectus supplements, together with one or more pricing supplements, free writing prospectuses, underlying supplements, and/or other types of offering documents or supplements (together referred to herein as a prospectus supplement) containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information in this prospectus or in documents incorporated by reference in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, the statements made or incorporated by reference in this prospectus will be deemed modified or superseded by those made in the prospectus supplement.

In connection with any offering of the securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

You should carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein and therein by reference, any free writing prospectus, and the additional information described below under “Where You Can Find More Information; Incorporation by Reference” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. This prospectus may not be used to offer or sell securities without the prospectus supplement that includes a description of the method and terms of that offering. The information contained in this prospectus or any prospectus supplement is accurate only as of the date indicted on the cover page of these documents or the filing date of any document incorporated by reference, regardless of its time of delivery or of any sale of the securities. Our business, financial condition, results of operations, and prospects may have changed since such dates.

Owning securities may subject you to tax consequences. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

For purposes of this prospectus, references to the terms “GSE Systems”, “GSE”, the “Company”, “we”, “us”, and “our” refer to GSE Systems, Inc., and not to any of its subsidiaries, except as otherwise indicated.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on management’s assumptions, expectations, and projections about us, and the industry within which we operate, and that have been made pursuant to the Private Securities Litigation Reform Act of 1995 reflecting our expectations regarding our future growth, results of operations, performance, and business prospects and opportunities. Wherever possible, words such as “anticipate”, “believe”, “continue”, “estimate”, “intend”, “may”, “plan”, “potential”, “predict”, “expect”, “should”, “will”, and similar expressions, or the negative of these terms or other comparable terminology, have been used to identify these forward-looking statements. These forward-looking statements may also use different phrases. These statements regarding our expectations reflect our current beliefs and are based on information currently available to us. Accordingly, these statements by their nature are subject to risks and uncertainties, including those listed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which could cause our actual growth, results, performance, and business prospects and opportunities to differ from those expressed in, or implied by, these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. Except as otherwise required by federal securities law, we are not obligated to update or revise these forward looking statements to reflect new events or circumstances. We caution you that a variety of factors, including but not limited to the factors described under “Risk Factors” in this prospectus, those risks included in our most recent Annual Report on Form 10-K, the risks described from time to time in our subsequent reports filed with the SEC, and the following, could cause our business conditions and results to differ materially from what is contained in forward-looking statements:

•	changes in the rate of economic growth in the United States and other major international economies;
•	changes in investment by the nuclear and fossil electric utility industry, the chemical and petrochemical industries, or the U.S. military;
•	changes in the financial condition of our customers;
•	changes in the regulatory environment;
•	changes in project design or schedules;
•	contract cancellations;
•	changes in our estimates of costs to complete projects;
•	changes in trade, monetary and fiscal policies worldwide;
•	currency fluctuations;
•	war and/or terrorist attacks on facilities either owned by us or our customers, or where equipment or services are or may be provided;
•	initiation, prosecution, or outcomes of future litigation;
•	protection and validity of our trademarks and other intellectual property rights;
•	increasing competition by foreign and domestic companies;
•	compliance with our debt covenants;
•	recoverability of claims against our customers and others; and
•	changes in estimates used in our critical accounting policies.

Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described above, under “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K, and from time to time in our future reports filed with the SEC in connection with any forward-looking statements that may be made by us. You should not place undue reliance on any forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the SEC.

SUMMARY

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference,” including the documents incorporated by reference to the registration statement of which this prospectus forms a part.

Our Company

We were formed on March 30, 1994 through the consolidation of the simulation and related businesses of S3 Technologies, General Physics International Engineering & Simulation, and EuroSim. We are a leading provider of engineering, expert staffing, and simulation software to clients in the power and process industries with a heavy focus on nuclear power plants. The Company’s expertise in simulation, engineering, and training reduces risk, enhances employee performance, and improves technical engineering and design allowing clients to reduce risks associated with operating their plants, increase revenue through improved plant and employee performance, and lower costs through improved operational efficiency. In addition, we provide professional services that systematically help clients fill key vacancies in the organization on a short to medium term basis, primarily in procedures, engineering, technical support, and training focused on regulatory compliance and certification in the nuclear power industry. Our operations also include interactive computer-based tutorials and simulation software for the refining, chemical, and petrochemical industries. GSE has approximately 450 employees who work from offices in the U.S. and China, and at client sites in various locations around the world. While the majority of revenue comes from the nuclear power market, we also serve the fossil, refining, chemical, and petrochemical markets.

On November 14, 2014, we acquired Hyperspring, LLC. Hyperspring is a nuclear industry training and consulting firm that primarily provides highly skilled, high-value professionals to fill training and consulting positions on a contract basis for nuclear power plant operators. Hyperspring professionals provide training, operations and maintenance support including: generic fundamentals exams, accreditation training visit preparation, senior reactor operator certification, procedure development, work management, tagging/labeling, outage execution, planning/scheduling, corrective action, self-assessments, and equipment reliability.

On September 20, 2017, we acquired Absolute Consulting, Inc. Absolute is a provider of technical consulting and staffing solutions to the global nuclear power industry and employs approximately 130 professionals with expertise in procedures writing, engineering, technical support, project management, training, project controls, and corrective actions. This acquisition brought a natural adjacency to GSE, fit well with our growth strategy, and benefitted our customers from expanded capabilities and offerings.

On May 11, 2018, we acquired True North Consulting, LLC (now known as GSE True North Consulting, LLC). True North is a provider of engineering solutions to nuclear and fossil fuel power plants with an emphasis on regulatory-driven ASME code programs and employs approximately 60 professionals. Customers have included Exelon, Entergy, Southern Nuclear Operating Company, and EPRI.
On February 15, 2019, we acquired DP Engineering Ltd. Co. (now known as DP Engineering, LLC). DP Engineering is a specialized provider of high-value engineering services and solutions to the nuclear power industry and employs approximately 50 full-time professionals. Founded in 1995 in Fort Worth, Texas, DP Engineering generates over 90% of its revenue from the nuclear power industry with core expertise in: mechanical design; civil/structural design; electrical, instrumentation and controls design; digital controls/cyber security; and fire protection. DP Engineering primarily works under master service agreements as the Engineer of Choice.

We are incorporated in Delaware. Our principal business office is located at 1332 Londontown Blvd., Suite 200, Sykesville, Maryland 21784 and our principal executive office is located at 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046. Our telephone number at both offices is (410) 970-7800. Our website address is www.gses.com. The information contained on our website is not incorporated by reference into this prospectus and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

The Securities We May Offer

We may use this prospectus to offer our common stock in an aggregate amount of up to $14,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices, and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities.

We may sell the securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks and other information that we include or incorporate by reference into this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent periodic filings with the SEC, all of which are incorporated by reference into this prospectus in their entirety. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from this offering for general corporate purposes. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness. We may temporarily invest funds that we do not immediately need for these purposes in short-term, interest-bearing instruments or other investment-grade securities. From time to time, we engage in preliminary discussions and negotiations with various businesses in order to explore the possibility of an acquisition or investment. However, as of the date of this prospectus, we have not entered into any agreements or arrangements which would make an acquisition or investment probable under Rule 3-05(a) and Rule 8-04(a) of Regulation S-X.

More detailed information regarding the use of proceeds from the sale of securities will be described in the applicable prospectus supplement.

DILUTION

We will set forth in a prospectus supplement and/or free writing prospectus the following information, as required, regarding any dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;
•	the amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

PLAN OF DISTRIBUTION

General

We may offer and sell the securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The securities offered pursuant to any prospectus supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices, including sales in transactions that are deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NASDAQ Capital Market or other existing trading markets for the securities. We may only offer and sell the securities pursuant to a prospectus supplement during the period that this prospectus, including any amendments hereto, remains effective. The prospectus supplement for any of the securities being offered thereby will set forth the terms of the offering of such securities, including the type of security(ies) being offered, the name or names of any underwriters, dealers or agents, the purchase price of such securities, the proceeds or consideration to us from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers.

By Underwriters or Dealers

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of the securities, we will sign an underwriting agreement with them. Unless otherwise set forth in the prospectus supplement relating thereto, the underwriting agreement will provide that the obligations of underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of such securities are purchased. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The name of the managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including compensation of the underwriters, if any, will be set forth in the prospectus supplement. We may agree to pay the underwriters a fee or commission for various services relating to the offering of any securities. Any such fee or commission will be paid out of our general corporate funds. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, and the nature of any such relationship. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the securities offered thereby.

If a dealer is utilized in the sale of securities, we will sell those securities to the dealer, as principal or as agent for its customers. The dealer may resell those securities to the public at varying prices to be determined by the dealer at the time of resale. A dealer may be deemed to be an underwriter of those securities under the Securities Act. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement.

By Agents

Our securities may also be sold through agents designated by us. Any agent involved will be named, and any fees or commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Any such fees or commissions will be paid out of our general corporate funds. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Our securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser. In this case, no underwriters, dealers or agents may be involved in the offering.

General Information

Underwriters, dealers, and agents that participate in the distribution of our securities offered by this prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

Underwriters, dealers or agents who participate in the distribution of our securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under United States securities legislation, or to contributions with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

In connection with any offering of securities, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

DESCRIPTION OF COMMON STOCK

Common Stock

The following description of the terms of our capital stock is only a summary. For a complete description, we refer you to the General Corporation Law of the State of Delaware, or the DGCL, our Restated Certificate of Incorporation as amended by our Certificate of Amendment of Certificate of Incorporation, or the Restated Certificate, and our Third Amended and Restated Bylaws as amended by our First Amendment to our Third Amended and Restated Bylaws, or the Bylaws. We have incorporated by reference our Restated Certificate and Third Amended and Bylaws as exhibits to the registration statement of which this prospectus is a part. For information on how you can obtain our Restated Certificate and Bylaws, see “Where You Can Find More Information; Incorporation by Reference.” The following description discusses the general terms of the common stock that we may issue.

We are authorized to issue up to 60,000,000 shares of common stock, $0.01 par value, of which 20,099,981 are issued and outstanding as of July 31, 2019. As of the date of this prospectus, stock options to purchase 5,000 shares of common stock are outstanding and 2,134,962 shares of common stock shall be issued upon the vesting of restricted stock units. In addition, we have 1,804,687 shares available for future grants under our 1995 Long-Term Incentive Plan. Subject to the restrictions described below, the holders of our common stock are entitled to receive dividends from funds legally available when, as and if declared by our board of directors, and are entitled upon our liquidation, dissolution or winding up to receive pro rata our net assets after satisfaction in full of the prior rights of our creditors and holders of any preferred stock.

Except as otherwise provided by law and subject to the voting rights of our preferred stock of any series that may be outstanding from time to time, the holders of common stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of common stock do not have cumulative voting rights. The holders of common stock do not have any preferential, subscriptive or preemptive rights to subscribe to or purchase any new or additional issue of shares of any class of stock or of securities convertible into our stock or any conversion rights with respect to any of our securities. Our common stock is not subject to redemption. All of our issued and outstanding common stock is fully paid and non-assessable.

Anti-Takeover Provisions of Delaware Law and Charter Provisions

The existence of some provisions of our Restated Certificate and Bylaws could discourage, delay or prevent a change in control of our Company that a stockholder may consider favorable. These include provisions:

•	providing that our Board of Directors fixes the number of members of the board and fills all vacancies on the Board of Directors;
•	providing for the division of our Board of Directors into three classes with staggered terms;
•	limiting who may call special meetings of stockholders;
•	prohibiting stockholder action by written consent, thereby requiring stockholder action to be taken at a meeting of the stockholders;
•	advance notice requirements for nominations of candidates for election to our Board of Directors or for proposing matters that can be acted on by stockholders at stockholder meetings;
•	establishing supermajority vote requirements for certain amendments to our Restated Certificate and Bylaws, including increasing the number of directors by 50% or more in any 12-month period;
•	limiting the right of stockholders to remove directors; and
•	authorizing the issuance of “blank check” preferred stock, which could be issued by our Board of Directors to increase the number of outstanding shares and thwart a takeover attempt.

In addition, we are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our Common Stock is Continental Stock Transfer & Trust Company at its principal offices in New York, New York.

LEGAL MATTERS

Certain legal matters related to the securities offered by this prospectus will be passed upon on our behalf by Miles & Stockbridge P.C. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Our consolidated financial statements as of December 31, 2018 and 2017, and for each of the two years in the period ended December 31, 2018, incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly, and other reports and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information filed by us at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such materials can be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s web site at http://www.sec.gov.

Incorporation of Certain Documents by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed):

a.	Our Annual Report on Form 10-K, for the year ended December 31, 2018, as filed with the SEC on March 28, 2019.

b.	Our Definitive Proxy Statement on Schedule 14A for our 2019 Annual Meeting of Stockholders, filed on April 30, 2019.

c.	Our Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2019 and August 14, 2019.

d.	Our Current Reports on Form 8-K filed with the SEC on January 11, 2019, February 19, 2019, May 1, 2019, June 11, 2019, and July 1, 2019.

e.	The description of our common stock contained in the Registration Statement on Form 8-A filed on July 24, 1995, under Section 12(g) of the Exchange Act.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

Copies of the documents incorporated by reference in this prospectus may be obtained on written or oral request without charge from our Corporate Secretary at 1332 Londontown Blvd., Suite 200, Sykesville, Maryland 21784 (telephone: (410) 970-7800).

   GSE SYSTEMS, INC.

$14,000,000
Common Stock

PROSPECTUS

[●], 2019

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED August 14, 2019
PROSPECTUS

   GSE SYSTEMS, INC.

Up to $14,000,000
Common Stock

We have entered into an At Market Issuance Sales Agreement, or the sales agreement, with B. Riley FBR, Inc., or the Agent, dated August 14, 2019, relating to the sale of shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, under this prospectus we may, through the Agent, offer and sell shares of our common stock, $0.01 par value per share, having an aggregate offering price of up to $14,000,000 from time to time.

Sales of our common stock, if any, under this prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. The Agent is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agent will be entitled to compensation at a commission rate of 3% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the NASDAQ Capital Market under the symbol “GVP”. On August 13, 2019, the last reported sale price of our common stock on the NASDAQ Capital Market was $2.29 per share. As of June 30, 2019, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $45,460,000, based on 20,099,724 shares of outstanding common stock, of which 998,942 shares were held by affiliates, and a price of $2.38 per share, which was the closing sale price of our common stock on the NASDAQ Capital Market on June 27, 2019. We have not sold any securities during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12 calendar month period so long as our public float remains below $75,000,000.

Investing in the securities involves risks. See the section entitled “Risk Factors” beginning on page 24 of this prospectus and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, and any risk factors described in the applicable supplement or supplements to this prospectus, for a discussion of risks you should consider in connection with an investment in any of the securities offered under this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

B. Riley FBR

The date of this prospectus is [●], 2019

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	20
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	21
SUMMARY	22
RISK FACTORS	24
USE OF PROCEEDS	25
DIVIDEND POLICY	25
DILUTION	25
PLAN OF DISTRIBUTION	27
TRANSFER AGENT AND REGISTRAR	28
LEGAL MATTERS	28
EXPERTS	28
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE	28

ABOUT THIS PROSPECTUS

This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, you should carefully read this prospectus, any supplement to this prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information; Incorporation by Reference”. These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of our common stock in two separate documents that are bound together: (1) this sales agreement prospectus, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this sales agreement prospectus is inconsistent with the accompanying base prospectus, you should rely on this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

For purposes of this prospectus, references to the terms “GSE Systems”, “GSE”, the “Company”, “we”, “us”, and “our” refer to GSE Systems, Inc., and not to any of its subsidiaries, except as otherwise indicated.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on management’s assumptions, expectations, and projections about us, and the industry within which we operate, and that have been made pursuant to the Private Securities Litigation Reform Act of 1995 reflecting our expectations regarding our future growth, results of operations, performance, and business prospects and opportunities. Wherever possible, words such as “anticipate”, “believe”, “continue”, “estimate”, “intend”, “may”, “plan”, “potential”, “predict”, “expect”, “should”, “will”, and similar expressions, or the negative of these terms or other comparable terminology, have been used to identify these forward-looking statements. These forward-looking statements may also use different phrases. These statements regarding our expectations reflect our current beliefs and are based on information currently available to us. Accordingly, these statements by their nature are subject to risks and uncertainties, including those listed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K , which could cause our actual growth, results, performance, and business prospects and opportunities to differ from those expressed in, or implied by, these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. Except as otherwise required by federal securities law, we are not obligated to update or revise these forward looking statements to reflect new events or circumstances. We caution you that a variety of factors, including but not limited to the factors described under “Risk Factors” in this prospectus, those risks included in our most recent Annual Report on Form 10-K, the risks described from time to time in our future reports filed with the SEC, and the following, could cause our business conditions and results to differ materially from what is contained in forward-looking statements:

•	changes in the rate of economic growth in the United States and other major international economies;
•	changes in investment by the nuclear and fossil electric utility industry, the chemical and petrochemical industries, or the U.S. military;
•	changes in the financial condition of our customers;
•	changes in the regulatory environment;
•	changes in project design or schedules;
•	contract cancellations;
•	changes in our estimates of costs to complete projects;
•	changes in trade, monetary and fiscal policies worldwide;
•	currency fluctuations;
•	war and/or terrorist attacks on facilities either owned by our customers or our company, or where equipment or services are or may be provided;
•	initiation, prosecution, or outcomes of future litigation;
•	protection and validity of our trademarks and other intellectual property rights;
•	increasing competition by foreign and domestic companies;
•	compliance with our debt covenants;
•	recoverability of claims against our customers and others; and
•	changes in estimates used in our critical accounting policies.

Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described above, under “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K, and from time to time in our future reports filed with the SEC in connection with any forward-looking statements that may be made by us. You should not place undue reliance on any forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the SEC.

SUMMARY

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference,” including the documents incorporated by reference to the registration statement of which this prospectus forms a part.

Our Company

We were formed on March 30, 1994 through the consolidation of the simulation and related businesses of S3 Technologies, General Physics International Engineering & Simulation, and EuroSim. We are a leading provider of engineering, expert staffing, and simulation software to clients in the power and process industries with a heavy focus on nuclear power plants. The Company’s expertise in simulation, engineering, and training reduces risk, enhances employee performance, and improves technical engineering and design allowing clients to reduce risks associated with operating their plants, increase revenue through improved plant and employee performance, and lower costs through improved operational efficiency. In addition, we provide professional services that systematically help clients fill key vacancies in the organization on a short to medium term basis, primarily in procedures, engineering, technical support, and training focused on regulatory compliance and certification in the nuclear power industry. Our operations also include interactive computer-based tutorials and simulation software for the refining, chemical, and petrochemical industries. GSE has approximately 450 employees who work from offices in the U.S. and China, and at client sites in various locations around the world. While the majority of revenue comes from the nuclear power market, we also serve the fossil, refining, chemical, and petrochemical markets.

On November 14, 2014, we acquired Hyperspring, LLC. Hyperspring is a nuclear industry training and consulting firm that primarily provides highly skilled, high-value professionals to fill training and consulting positions on a contract basis for nuclear power plant operators. Hyperspring professionals provide training, operations and maintenance support including: generic fundamentals exams, accreditation training visit preparation, senior reactor operator certification, procedure development, work management, tagging/labeling, outage execution, planning/scheduling, corrective action, self-assessments, and equipment reliability.

On September 20, 2017, we acquired Absolute Consulting, Inc. Absolute is a provider of technical consulting and staffing solutions to the global nuclear power industry and employs approximately 130 professionals with expertise in procedures writing, engineering, technical support, project management, training, project controls, and corrective actions. This acquisition brought a natural adjacency to GSE, fit well with our growth strategy, and benefitted our customers from expanded capabilities and offerings.

On May 11, 2018, we acquired True North Consulting, LLC (now known as GSE True North Consulting, LLC). True North is a provider of engineering solutions to nuclear and fossil fuel power plants with an emphasis on regulatory-driven ASME code programs and employs approximately 60 professionals. Customers have included Exelon, Entergy, Southern Nuclear Operating Company, and EPRI.
On February 15, 2019, we acquired DP Engineering Ltd. Co. (now known as DP Engineering, LLC). DP Engineering is a specialized provider of high-value engineering services and solutions to the nuclear power industry and employs approximately 50 full-time professionals. Founded in 1995 in Fort Worth, Texas, DP Engineering generates over 90% of its revenue from the nuclear power industry with core expertise in: mechanical design; civil/structural design; electrical, instrumentation and controls design; digital controls/cyber security; and fire protection. DP Engineering primarily works under master service agreements as the Engineer of Choice. Customers have included Entergy, Fluor, Talen Energy Services, and Vistra Energy.

We are incorporated in Delaware. Our principal business office is located at 1332 Londontown Blvd., Suite 200, Sykesville, Maryland 21784 and our principal executive office is located at 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046. Our telephone number at both offices is (410) 970-7800. Our website address is www.gses.com. The information contained on our website is not incorporated by reference into this prospectus and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

The Offering

Common stock offered pursuant to this prospectus
Shares of our common stock having an aggregate offering price of up to $14,000,000. In no event will we sell securities with a value exceeding more than one-third of our “public float” (the market value of our common stock and any other equity securities that we may issue in the future that are held by non-affiliates) in any 12 calendar month period.

Manner of offering
“At the market offering” that may be made from time to time on the NASDAQ Capital Market or other market for our common stock in the United States through our agent, B. Riley FBR, Inc. See the section entitled “Plan of Distribution” on page 27 of this prospectus.

Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes. We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. See “Use of Proceeds” on page 25 of this prospectus for additional information.

NASDAQ Capital Market symbol	“GVP”

Risk factors
See “Risk Factors” beginning on page 24 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks and other information that we include or incorporate by reference into this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent periodic filings with the SEC, all of which are incorporated by reference into this prospectus in their entirety. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase in the offering.

The offering price per share in this offering may exceed the pro forma net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 6,113,537 shares of our common stock are sold at a price of $2.29 per share, the last reported sale price of our common stock on the NASDAQ Capital Market on August 13, 2019 for aggregate gross proceeds of $14,000,000, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $1,686 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of June 30, 2019 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options could result in further dilution of your investment. See the section below entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

The actual number of shares of common stock that we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to B. Riley FBR, Inc. at any time throughout the term of the sales agreement. The number of shares of common stock that are sold by B. Riley FBR, Inc. after delivering a placement notice will fluctuate based on the market price of our shares of common stock during the sales period and limits we set with B. Riley FBR, Inc. Because the price per share of common stock sold will fluctuate based on the market price of our shares of common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will be ultimately issued.

The shares of common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of shares of common stock sales made at prices lower than the prices they paid.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $14,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount and commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering for general corporate purposes. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DIVIDEND POLICY

We have never declared or paid a cash dividend on its common stock. We currently intend to retain future earnings to finance the growth and development of our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future on our common stock. Any future determination to pay dividends will be at the discretion of our board of directors.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as-adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of June 30, 2019 was approximately $2,458,000, or $0.122 per share.

After giving effect to the sale of our common stock pursuant to this prospectus in the aggregate amount of $14,000,000 at an assumed offering price of $2.29 per share, the last reported sale price of our common stock on the NASDAQ Capital Market on August 13, 2019, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of June 30, 2019 would have been approximately $15,838,000, or $0.604 per share of common stock. This represents an immediate increase in the net tangible book value of $0.482 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.686 per share to new investors.
The following table illustrates this per share dilution:
Assumed offering price per share	$2.29
Net tangible book value per share as of June 30, 2019	$0.122
Increase per share attributable to new investors	$0.482
As adjusted net tangible book value per share as of June 30, 2019, after giving effect to this offering	$0.604
Dilution per share to new investors purchasing shares in this offering	$1.686

The table above assumes for illustrative purposes that an aggregate of 6,113,537 shares of our common stock are sold pursuant to this prospectus at a price of $2.29 per share, the last reported sale price of our common stock on the NASDAQ Capital Market on August 13, 2019, for aggregate gross proceeds of $14,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.29 per share shown in the table above, assuming all of our common stock in the aggregate amount of $14,000,000 is sold at that price, would result in an adjusted net tangible book value per share after the offering of $0.650 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $2.640 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.29 per share shown in the table above, assuming all of our common stock in the aggregate amount of $14,000,000 is sold at that price, would result in an adjusted net tangible book value per share after the offering of $0.512 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.778 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

The foregoing table and discussion is based on 20,099,724 shares of common stock outstanding as of June 30, 2019, and excludes:

•	5,000 shares of our common stock subject to outstanding options having a weighted exercise price of $1.65 per share;

•	2,134,962 shares of our common stock reserved for issuance upon the vesting of restricted stock units; and

•	1,804,687 shares available for future grants under our 1995 Long-Term Incentive Plan.

PLAN OF DISTRIBUTION

We have entered into an At Market Issuance Sales Agreement, or sales agreement, with the Agent, under which we may issue and sell shares of our common stock from time to time through the Agent, subject to certain limitations, including the number of shares registered under the registration statement to which the offering relates. Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Agent not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of our common stock upon notice and subject to other conditions.

Each time we wish to issue and sell common stock under the sales agreement, we will notify the Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Agent, unless the Agent declines to accept the terms of the notice, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agent under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay the Agent commissions for its services in acting as agent in the sale of our common stock. The Agent will be entitled to compensation at a commission rate of 3% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount and commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Agent for fees and disbursements related to its legal counsel in an amount not to exceed $50,000, and for certain other expenses. We estimate that the total expenses for the offering, excluding compensation payable to the Agent under the terms of the sales agreement, will be approximately $200,000.

Settlement for sales of our common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the issuance and sale of all shares of our common stock subject to the sales agreement, or (ii) the termination of the sales agreement as permitted therein.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed with the SEC and incorporated by reference into the registration statement of which this prospectus forms a part. See “Where You Can Find More Information; Incorporation by Reference” below.

The Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agent will not engage in any market making or stabilizing activities involving our common stock while the offering is ongoing under this prospectus.

TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our Common Stock is Continental Stock Transfer & Trust Company at its principal offices in New York, New York.

LEGAL MATTERS

Miles & Stockbridge P.C. has passed upon the validity of the common stock offered hereby. Duane Morris LLP is counsel for the Agent in connection with this offering.

EXPERTS

Our consolidated financial statements as of December 31, 2018 and 2017, and for each of the two years in the period ended December 31, 2018, incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly, and other reports and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information filed by us at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such materials can be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s web site at http://www.sec.gov.

Incorporation of Certain Documents by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed):

a.	Our Annual Report on Form 10-K, for the year ended December 31, 2018, as filed with the SEC on March 28, 2019.

b.	Our Definitive Proxy Statement on Schedule 14A for our 2019 Annual Meeting of Stockholders, filed on April 30, 2019.

c.	Our Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2019 and August 14, 2019.

d.	Our Current Reports on Form 8-K filed with the SEC on January 11, 2019, February 19, 2019, May 1, 2019, June 11, 2019, and July 1, 2019.

e.	The description of our common stock contained in the Registration Statement on Form 8-A filed on July 24, 1995, under Section 12 (g) of the Exchange Act.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

Copies of the documents incorporated by reference in this prospectus may be obtained on written or oral request without charge from our Corporate Secretary at 1332 Londontown Blvd., Suite 200, Sykesville, Maryland 21784 (telephone: (410) 970-7800).

   GSE SYSTEMS, INC.

$14,000,000
Common Stock

PROSPECTUS

B. Riley FBR

[●], 2019

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the expenses in connection with the issuance and distribution of the securities registered by this registration statement, other than any underwriting discounts and commissions. All of the expenses will be borne by us.
SEC registration fee	$1,696.80
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and engraving expenses	*
Transfer Agent Fees	*
Miscellaneous expenses	*

Total	*

*	These fees and expenses will be determined based on the number of issuances and amount and type of securities issued. Accordingly, they cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees, and agents and its former directors, officers, employees, and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses (including attorney’s fees), as well as judgments, fines, and settlements in no derivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Our Restated Certificate provides that the Company shall indemnify and hold harmless, to the fullest extent not prohibited by Section 145 of the DGCL, as the same may be amended and supplemented, every person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit of proceeding by reason of the fact that such person is or was serving as a director or officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith if such person satisfied the applicable level of care to permit such indemnification under the DGCL. The Restated Certificate provides that, subject to any requirements imposed by law or our Bylaws, the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition. Our Bylaws provide that, if and to the extent required by the DGCL, such an advance payment will only be made upon delivery to the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification.

In addition to the rights to which a director or officer may be entitled under our Restated Certificate, our Bylaws, and applicable law, we have also entered into indemnification agreements with our directors and executive officers that requires us to indemnify, and to advance expenses on behalf of, our directors and officers to the fullest extent permitted by applicable law and establish the procedures by which a director or officer may request and receive indemnification.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Our Restated Certificate also provides that a director shall, to the maximum extent permitted by Section 102(b)(7) of the DGCL (or any successor provision), have no personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director.

Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filings under the Securities Act or the Securities Exchange Act, as indicated in parentheses:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
1.2	At Market Issuance Sales Agreement, dated August 14, 2019, between GSE Systems, Inc. and B. Riley FBR, Inc.
3.1 3.2
Restated Certificate of Incorporation of GSE Systems, Inc. (incorporated by reference to Exhibit 3.1 to GSE Systems, Inc. Form 10-Q filed with the Securities and Exchange Commission on November 14, 2016)
Certificate of Amendment of Certificate of Incorporation of GSE Systems, Inc. (incorporated by reference to Exhibit 3.1 to GSE Systems, Inc. Form 8-K filed with the Securities and Exchange Commission on June 15, 2018)

3.3 3.4
Third Amended and Restated Bylaws of GSE Systems, Inc. (incorporated by reference to Exhibit 3.2 to GSE Systems, Inc. Form 8-K filed with the Securities and Exchange Commission on September 16, 2016)
First Amendment to Third Amended and Restated Bylaws of GSE Systems, Inc. (incorporated by reference to Exhibit 3.2 to GSE Systems, Inc. Form 8-K filed with the Securities and Exchange Commission on June 15, 2018)

5.1	Opinion of Miles & Stockbridge P.C.
23.1	Consent of BDO USA, LLP
23.2	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page to this registration statement)

*
To be filed by an amendment or as an exhibit to a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or otherwise filed, and incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or date of the first sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sykesville, State of Maryland, on August 14, 2019.

GSE SYSTEMS, INC.

By:  /s/ Kyle J. Loudermilk
Name:  Kyle J. Loudermilk
Title:  Chief Executive Officer

Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kyle J. Loudermilk and Emmett A. Pepe and each of them severally as such person’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kyle J. Loudermilk Kyle J. Loudermilk	Chief Executive Officer and Director	8/14/2019
/s/ Emmett A. Pepe Emmett A. Pepe	Chief Financial Officer	8/14/2019
/s/ Christopher D. Sorrells Christopher D. Sorrells	Chief Operating Officer and Director	8/14/2019
/s/ John D. Fuller John D. Fuller	Chairman of the Board	8/14/2019
/s/ James H. Stanker James H. Stanker	Director	8/14/2019
/s/ J. Barnie Beasley J. Barnie Beasley	Director	8/14/2019
/s/ Suresh Sundaram Suresh Sundaram	Director	8/14/2019